Exhibit E
LOCK-UP AGREEMENT
October 30, 2009
GC China Turbine Corp.
No.86, Nanhu Avenue
East Lake Development Zone
Wuhan, Hubei Province, China
Ladies and Gentlemen:
Pursuant to the automatic conversion of that certain convertible promissory note in the principal amount of $187,000 between GC China Turbine Corp. (the “Company”) and the undersigned (“Holder”) dated July 31, 2009 (the “Note”), the undersigned expects to receive from the Company, 233,750 shares of common stock (the “Common Stock”) of the Company.
To induce the Company to issue 233,750 shares of Common Stock to the undersigned pursuant to the conversion of the Note, the undersigned agrees that, without the prior written consent of the Company, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) for a period of eighteen (18) months. The eighteen (18) month period will commence on the date first set forth above. The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the eighteen (18) month period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said eighteen (18) month period.
Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock acquired in open market transactions by the undersigned after the date first set forth above, and (b) any or all of the shares of Common Stock or other Company securities if the transfer is (i) by gift, (ii) to any trustee for the account of the undersigned or affiliates of the undersigned, (iii) by distribution to partners, members or shareholders of the undersigned, or (iv) to any affiliates of the undersigned; provided, however, that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.
The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

Ceyuan Ventures Advisors Fund II, LLC

Authorized Signatory
Acknowledged and Agreed Upon By:
GC China Turbine Corp.,

Qi Na, Chief Executive Officer

LOCK-UP AGREEMENT
October 30, 2009
GC China Turbine Corp.
No.86, Nanhu Avenue
East Lake Development Zone
Wuhan, Hubei Province, China
Ladies and Gentlemen:
Pursuant to the automatic conversion of that certain convertible promissory note in the principal amount of $4,813,000 between GC China Turbine Corp. (the “Company”) and the undersigned (“Holder”) dated July 31, 2009 (the “Note”), the undersigned expects to receive from the Company, 6,016,250 shares of common stock (the “Common Stock”) of the Company.
To induce the Company to issue 6,016,250 shares of Common Stock to the undersigned pursuant to the conversion of the Note, the undersigned agrees that, without the prior written consent of the Company, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) for a period of eighteen (18) months. The eighteen (18) month period will commence on the date first set forth above. The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the eighteen (18) month period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said eighteen (18) month period.
Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock acquired in open market transactions by the undersigned after the date first set forth above, and (b) any or all of the shares of Common Stock or other Company securities if the transfer is (i) by gift, (ii) to any trustee for the account of the undersigned or affiliates of the undersigned, (iii) by distribution to partners, members or shareholders of the undersigned, or (iv) to any affiliates of the undersigned; provided, however, that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.
The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

Ceyuan Ventures II, L.P.

Authorized Signatory

Acknowledged and Agreed Upon By:

GC China Turbine Corp.,

Qi Na, Chief Executive Officer

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